                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                 April 13, 1998


                             ASPEC TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

      000-22565                                          77-0298386
 ---------------------                     ------------------------------------
 (Commission File No.)                      (IRS Employer Identification Number)



                             830 East Arques Avenue
                           Sunnyvale, California 94086
                    (Address of principal executive offices)



                                 (408) 774-2199
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         In March 1998, Aspec Technology, Inc. ("Aspec") entered into an agreement to acquire SIS Microelectronics, Inc. ("SIS Microelectronics") in exchange for the issuance of an aggregate of 400,000 shares of common stock. SIS Microelectronics is an engineering design services company located in Longmont Colorado. It has approximately 20 employees and recorded revenues of approximately $1.7 million for its fiscal year ended December 31, 1997. The acquisition was completed on April 13, 1998, was accounted for using the purchase method and resulted in a charge to in-process research and development of $3.7 million in Aspec's fiscal quarter ended May 31, 1998.

         Aspec became a reporting company under the Securities Exchange Act of 1934, as amended, on April 27, 1998 in connection with the initial public offering of its common stock. The purpose of this report on Form 8-K is to file the financial statements listed in the Index to Financial Statements.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                      PAGE
                                                                                      ----
(a) FINANCIAL STATEMENTS OF SIS MICROELECTRONICS, INC.:
    Independent Auditors' Report..................................................... F-1
    Balance Sheet as of December 31, 1997............................................ F-2
    Statement of Operations for the Year Ended December 31, 1997..................... F-3
    Statement of Cash Flows for the Year Ended December 31, 1997..................... F-4
    Notes to Financial Statements.................................................... F-5

(b) UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS:
    Balance Sheet as of November 30, 1997............................................ F-9
    Statement of Operations for the Year Ended November 30, 1997..................... F-10
    Notes to Pro Forma Financial Statements.......................................... F-11

INDEPENDENT AUDITORS' REPORT


Board of Directors
SIS Microelectronics, Inc.

We have audited the accompanying balance sheet of SIS Microelectronics, Inc. as of December 31, 1997, and the related statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of SIS Microelectronics, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


San Jose, California
June 4, 1998

SIS MICROELECTRONICS, INC.

BALANCE SHEET
DECEMBER 31, 1997
--------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                  $ 106,148
  Certificate of deposit                                                       104,855
  Accounts receivable                                                          344,606
  Inventories                                                                   55,438
  Other current assets                                                          17,747
                                                                             ---------

       Total current assets                                                    628,794

PROPERTY AND EQUIPMENT - At cost (net of accumulated
  depreciation of $1,037,047)                                                  211,673

DEPOSITS                                                                        14,800
                                                                             ---------
TOTAL ASSETS                                                                 $ 855,267
                                                                             =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Line of credit                                                             $ 250,000
  Current portion of long-term debt                                             51,724
  Accounts payable                                                             158,697
  Accrued liabilities                                                          171,091
                                                                             ---------

      Total current liabilities                                                631,512
                                                                             ---------
LONG-TERM DEBT                                                                 204,546
                                                                             ---------

STOCKHOLDERS' EQUITY:
  Common stock, no par value, authorized shares - 5,000,000 shares;
    issued and outstanding - 1,054,375 shares                                  947,601
  Accumulated deficit                                                         (928,392)
                                                                             ---------

      Total stockholders' equity                                                19,209
                                                                             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $ 855,267
                                                                             =========


See notes to financial statements.

SIS MICROELECTRONICS, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


REVENUES:
  Product sales                                                     $   649,088
  Contract services                                                     645,203
  Royalties                                                             359,252
                                                                    -----------

        Total revenues                                                1,653,543
                                                                    -----------

COST AND OPERATING EXPENSES:
  Cost of revenues                                                      730,178
  Selling, general and administrative                                 1,348,721
  Research and development                                              227,683
                                                                    -----------

        Total costs and operating expenses                            2,306,582
                                                                    -----------

LOSS FROM OPERATIONS                                                   (653,039)
                                                                    -----------
OTHER INCOME (EXPENSE):
  Interest income                                                         8,233
  Interest expense                                                      (32,017)
  Other                                                                 361,777
                                                                    -----------

        Total other income, net                                         337,993
                                                                    -----------

NET LOSS                                                               (315,046)

ACCUMULATED DEFICIT, DECEMBER 31, 1996                                 (613,346)
                                                                    -----------

ACCUMULATED DEFICIT, DECEMBER 31, 1997                              $  (928,392)
                                                                    ===========


See notes to financial statements.

SIS MICROELECTRONICS, INC.

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


OPERATING ACTIVITIES:
  Net loss                                                                             $(315,046)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation                                                                         197,999
    Net change in operating assets and liabilities:
      Accounts receivable                                                                (30,238)
      Inventories                                                                        116,309
      Other current assets                                                                19,879
      Deposits                                                                            (7,800)
      Accounts payable                                                                   142,796
      Accrued and other liabilities                                                     (502,427)
                                                                                       ---------

          Net cash used by operating activities                                         (378,528)
                                                                                       ---------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property and equipment                                                    (110,733)
                                                                                       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit                                                           250,000
  Proceeds from issuance of notes payable                                                121,000
  Principal payments on notes payable                                                    (80,544)
                                                                                       ---------

          Net cash provided by financing activities                                      290,456
                                                                                       ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                               (198,805)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                             304,953
                                                                                       ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                 $ 106,148
                                                                                       =========

SUPPLEMENTAL CASH FLOW INFORMATION -
  Cash paid for interest                                                               $  32,017
                                                                                       =========


See notes to financial statements.

SIS MICROELECTRONICS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997

--------------------------------------------------------------------------------
1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS - SIS Microelectronics, Inc. (the "Company" or "SIS") a Colorado corporation, began operations in 1984 and is engaged in semiconductor design services and sales throughout the United States.

     The industry in which the Company operates is characterized by rapid technological changes, risk of patent and intellectual property infringement, risk of product defect and product liability, significant competition and increasing concentration in customer base. To the extent the Company fails to deliver new products on a timely basis and to effectively manage growth, future operations could be significantly affected.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

     INVENTORIES - Inventories are recorded at the lower of cost, using the first-in, first-out method of accounting or market.

     PROPERTY AND EQUIPMENT - Property and equipment are stated on the basis of cost. Depreciation is calculated using the straight-line method over estimated useful lives of three to five years.

     INCOME TAXES - Deferred tax assets and liabilities, net of valuation allowances, are recognized for the future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of asset and liabilities.

     REVENUE RECOGNITION - Revenues are generally recognized when products are shipped or services performed.

     OTHER INCOME - Other income primarily represents the expiration of the Company's commitment to provide services to a customer which had previously been recorded as deferred revenue.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from these estimates.

     CONCENTRATION OF CREDIT RISK - Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. In addition, revenues from one customer accounted for 14% of the total revenues for 1997.

2.   ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1997 consist of the following:

Salaries and wages                                                                    $ 61,921
Vacation                                                                                42,000
Deposits                                                                                25,000
Other                                                                                   42,170
                                                                                      --------
                                                                                      $171,091
                                                                                      ========

3.   LONG-TERM DEBT

     The Company has entered into the following financing agreements:


Note payable to bank, due in monthly installments of $1,960 plus interest at
  9.75% through March 2000, collateralized by
  substantially all of the Company's assets                                           $ 39,393
Note payable to bank, due in monthly installments of $1,385 plus interest at 10% per annum through December 1999, collateralized
  by substantially all of the Company's assets                                          30,000
Note payable to bank, due in monthly installments of $1,520 plus interest at 10.5% per annum through February 1999, collateralized
  by substantially all of the Company's assets                                          16,377
Subordinated convertible notes payable to shareholders, bearing interest at 9% per annum, convertible to one share of common stock for each dollar of debt, converted to 170,000 shares
  of common stock in April 1998                                                        170,000
                                                                                      --------
                                                                                       256,270
Less current portion                                                                   (51,724)
                                                                                      ---------
Long-term debt                                                                        $204,546
                                                                                      =========

     Annual payments due on long-term debt are as follows:


1998                                                                                 $ 51,724
1999                                                                                   34,546
Thereafter                                                                            170,000
                                                                                     --------
Total                                                                                $256,270
                                                                                     ========

4.   LINE OF CREDIT

     The Company has entered into the following lines of credit:

     Note payable bearing interest at 6.75%, due May 3, 1998,
       collateralized by a certificate of deposit                             $100,000
     Note payable bearing interest at 2% over the Bank's prime rate
       (10.5% effective rate at December 31, 1997), due May 5, 1998,
       collateralized by substantially all of the Company's assets             150,000
                                                                              --------
                                                                              $250,000
                                                                              ========


5.   INCOME TAXES

     At December 31, 1997, the Company has net deferred income tax assets of approximately $310,000. Deferred income taxes arise primarily from net operating loss and differences between the tax and financial statement accounting treatment of accumulated depreciation and reserves and accruals.

     The Company provided a valuation allowance in full against the deferred income tax assets at December 31, 1997 due to uncertainties regarding the Company's ability to generate sufficient amounts of taxable income to utilize the deferred tax assets.

     At December 31, 1997, the Company had federal net operating loss carryforwards of approximately $547,000 and Colorado state net operating loss carryforwards of approximately $557,000 which expire in years beginning 2009. The extent to which the loss carryforwards can be used to offset future taxable income may be limited in the event of an "ownership change" as defined by the Internal Revenue Code.

6.   STOCK OPTION PLANS

     During 1997, the Company granted employees options to purchase a total of 102,250 shares of common stock, all of which were outstanding at December 31, 1997. At December 31, 1997, the weighted average exercise price of the 102,250 outstanding options was $1.44 (with a range of $0.62 - $1.70) and there were 44,125 shares exercisable at a weighted average price of $1.09. The unvested options expired upon the merger with Aspec (see Note 9). The pro forma adjustment to the Company's net loss as a result of amortizing fair value of the option grants was not material.

7.   EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution plan which permits participants to make salary reductions pursuant to section 401(k) of the Internal Revenue Code. Participant employees can contribute from 1%-15% of their gross salary. Contributions by the Company are made annually at its discretion and vest 20% annually following the second year of service. During 1997, the Company made discretionary contributions totalling $3,750.

8.   COMMITMENTS

     The Company leases an automobile and office space under noncancelable operating leases. At December 31, 1997 minimum lease payments are as follows:


     1999                                                        $ 91,992
     2000                                                          89,752
     2001                                                          86,616
     2002                                                          86,616
     2003                                                          14,436
                                                                ---------
                                                                $ 369,412
                                                                =========

     Rent expense for 1997 totalled $84,934.

     At December 31, 1997 the Company has purchase commitments totalling
     $203,000.

9.   AGREEMENT AND PLAN OF REORGANIZATION

     On April 13, 1998, the Company merged with Aspec Technology, Inc. (Aspec) whereby shareholders of SIS exchanged SIS stock for an aggregate of 400,000 shares of common stock of Aspec pursuant to a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The merger was accomplished by Aspec Acquisition Corporation, a wholly-owned subsidiary of Aspec, merging with and into the Company, pursuant to which the Company become a wholly-owned subsidiary of Aspec. On or prior to the effective time of the merger, all outstanding options of SIS terminated unless exercised prior to such time.

                                     ******

                             ASPEC TECHNOLOGY, INC.
                         AND SIS MICROELECTRONICS, INC.

                      UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                  AT NOVEMBER 30, 1997 (NOTE 2)
                                         (IN THOUSANDS)

                                                   HISTORICAL                   PRO FORMA
                                              --------------------    ----------------------------
ASSETS                                          ASPEC        SIS      ADJUSTMENTS        COMBINED
                                                -----        ---      -----------        --------
CURRENT  ASSETS
  Cash and equivalents                          $ 2,524     $ 106           $ -           $ 2,630
  Accounts receivable:
    Billed                                        6,996       345             -             7,341
    Unbilled                                        948         -             -               948
  Deferred income taxes                           1,778         -          (283) (2)        1,495
  Other current assets                              507       178            -                685
                                               --------     -----         -----          ---------
           Total current assets                  12,753       629          (283)           13,099
  Property and equipment - net                    4,105       211           (48) (1)        4,268
  Other assets                                      243        15           991  (2)        1,249
                                               --------     -----         -----          ---------
           TOTAL                               $ 17,101     $ 855         $ 660          $ 18,616
                                               ========     =====         =====          ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT  LIABILITIES
  Borrowings                                   $      -     $ 302         $   -          $    302
  Accounts payable                                  801       159             -               960
  Accrued liabilities                             2,379       171           148  (3)        2,698
  Income taxes payable                              321         -             -               321
  Customer advances                               4,747        -             -              4,747
                                               --------     -----         -----          ---------
           Total current liabilities              8,248       632           148             9,028
                                               --------     -----         -----          ---------
  Long-term debt                                     -        204            -                204
                                               --------     -----         -----          ---------
  Redeemable preferred stock                     14,168        -             -             14,168
                                               --------     -----         -----          ---------
  Redeemable common stock                         7,116        -             -              7,116
                                               --------     -----         -----          ---------

STOCKHOLDERS' EQUITY
  Common stock                                    2,914       947         3,053  (4)        6,914
  Retained earnings                             (14,879)     (928)          928  (4)      (18,348)
                                                                         (3,469) (5)
  Other                                            (466)       -             -               (466)
                                               --------     -----         -----          ---------
           Total stockholders' deficiency       (12,431)       19           512           (11,900)
                                               --------     -----         -----          ---------
           TOTAL                               $ 17,101     $ 855         $ 660          $ 18,616
                                               ========     =====         =====          ========


                             ASPEC TECHNOLOGY, INC.
                         AND SIS MICROELECTRONICS, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF
            OPERATIONS FOR THE YEAR ENDED NOVEMBER 30, 1997 (NOTE 2)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 HISTORICAL                 PRO FORMA
                                            ---------------------    ------------------------
                                               ASPEC       SIS        ADJUSTMENTS    COMBINED
                                              -------     ------      -----------    --------
Revenue                                       $22,392    $ 1,653      $    -         $ 24,045
Costs of revenue                                8,763        730         313 (6)        9,806
                                              -------     ------      ------          -------
Gross profit                                   13,629        923        (313)          14,239
                                              -------     ------      ------          -------
Operating expenses:
  Research and development                      1,190        227           9 (6)        1,426
  Selling, general and administration           8,900      1,349          56 (6)       10,305
                                              -------     ------      ------          -------
           Total operating expenses            10,090      1,576          65           11,731
                                              -------     ------      ------          -------
Income from operations                          3,539       (653)       (378)           2,508
Other income, net                                 173        338          -               511
                                              -------     ------      ------          -------
Income before income taxes                      3,712       (315)       (378)           3,019
Provision for income taxes                      1,485         -         (129)(6)        1,356
                                              -------     ------      ------          -------
Net income                                      2,227       (315)       (249)           1,663
Accretion of redeemable preferred stock           823         -           -               823
                                              -------     ------      ------          -------
Income attributable to common stockholders    $ 1,404     $ (315)     $ (249)         $   840
                                              =======     ======      ======          =======
Basic earnings per share                      $  0.07                                 $  0.04
                                              =======                                 =======
Basic average shares outstanding               21,362                                  21,762 (7)
                                              =======                                 =======
Diluted earnings per share                    $  0.06                                 $  0.04
                                              =======                                 =======
Diluted average shares outstanding             22,532                                  22,932 (7)
                                              =======                                 =======


ASPEC TECHNOLOGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
YEAR ENDED NOVEMBER 30, 1997
-------------------------------------------------------------------------------


1.   ACQUISITION

     On April 13, 1998, ASPEC Technology, Inc. ("ASPEC" or the "Company") completed an acquisition of SIS Microelectronics, Inc. (SIS), whereby the Company exchanged 400,000 shares of common stock for all of the outstanding shares of SIS. The acquisition was accounted for using the purchase method.

2.   PRO FORMA ADJUSTMENTS

     The accompanying pro forma financial statements are presented in accordance with Article II of Regulation S-X.

     The aggregate purchase price, including 400,000 shares of common stock, costs directly attributable to the completion of the acquisition and the assumption of liabilities (totaling $5.1 million), has been allocated to the assets acquired. The allocation of the purchase price among the identifiable intangible assets was based on an independent appraisal of the fair market value of those assets. Such appraisal allocated $3.7 million to purchased in-process research and development, which has not yet reached technological feasibility and does not have alternative future uses. This amount has not been reflected in the pro forma statement of operations as it represents a non-recurring charge. Other intangible assets acquired include existing technology, workforce and goodwill totaling approximately $1.0 million.

     To prepare the pro forma unaudited condensed combined balance sheet, the balance sheet of ASPEC as of November 30, 1997 was combined with SIS's balance sheet as of December 31, 1997 (such dates representing each company's fiscal year end). To prepare the pro forma unaudited condensed combining statement of operations, the ASPEC statement of operations for the year ended November 30, 1997 has been combined with the statement of operations of SIS for the year ended December 31, 1997 as if the acquisition occurred as of the beginning of the period presented. For presentation purposes, these statements are described as of and for the year ended November 30, 1997. This method of combining the companies is for the presentation of unaudited condensed combining financial statements only. Actual statements of operations of the companies will be combined from the effective date of the acquisition, with no retroactive restatement.

     The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of ASPEC and SIS.

     The following adjustments have been made to the pro forma condensed combining financial statements:

          (1) To record adjustment of property and equipment to fair value as certain assets will not be used in the combined entity.

          (2) To record estimated fair value of acquired intangible assets (excluding in-process technology) and the associated deferred tax liability.

          (3)  To record estimated costs of the acquisition.

          (4) To eliminate SIS stockholders' equity and record the issuance of ASPEC common stock.

          (5) To record adjustments to retained earnings for (1) charge for acquired in-process technology of $3.7 million related to this acquisition, and (2) SIS losses from January 1, 1998 through April 13, 1998.

          (6) Reflects pro forma amortization and related tax effect of the purchased intangibles.

          (7)  Reflects the shares issued in the acquisition.

                                   * * * * * *

         (c)      Exhibits

                  2.2* Agreement and Plan of Reorganization by and among Aspec,
                       Aspec Acquisition Corporation, SIS Microelectronics, Inc. and certain shareholders of SIS Microelectronics dated as of March 17, 1998.

                       -----------------
                       *Incorporated by reference to Exhibit 2.2 of Aspec's
                        Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 1997 (file number 333-22913).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Aspec Technology, Inc.


         Dated:  June 29, 1998        By:  /s/  CONRAD  J.  DELL'OCA
                                           -------------------------------------
                                           Conrad J. Dell'Oca
                                           President and Chief Executive Officer

                             ASPEC TECHNOLOGY, INC.


                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS



Exhibit No.               Description

2.2* Agreement and Plan of Reorganization by and among Aspec, Aspec Acquistion Corporation, SIS Microelectronics, Inc. and certain shareholders of SIS Microelectronics dated as of March 17, 1998.
----------------------
* Incorporated by reference to Exhibit 2.2 of Aspec's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 6, 1997 (file number 333-22913)